UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2009

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

   West Virginia                                                                             No. 0-16587                                                                           55-0672148
    (State or other jurisdiction of                                                                                   (Commission File Number)                      (I.R.S. Employer
        incorporation or organization)                                                                                                                                                   Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2009, Summit Financial Group, Inc. (“Summit”) held its 2009 Annual Meeting of Shareholders, where Summit’s shareholders approved the Summit Financial Group, Inc. 2009 Officer Stock Option Plan (the “Officer Plan”).  The Officer Plan had been approved by Summit’s Board of Directors on February 12, 2009, subject to shareholder approval.  The Officer Plan replaces the 1998 Officer Stock Option Plan (the “1998 Plan”) which expired on May 5, 2008.

The Officer Plan provides for the granting of options (individually referred to as “Stock Option”) for up to 350,000 shares of Summit Common Stock, of which up to 100,000 shares may be issued under the Officer Plan for Qualified Stock Options.  Options issued under the Officer Plan shall consist of non-qualified stock options and stock options qualified under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  The NASDAQ listing standards required shareholder approval of the Officer Plan.  The Officer Plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

The full text of the Officer Plan is attached hereto as Exhibit 10.1.  The key terms of the Officer Plan are summarized below.

Common Stock Available

The total number of shares of Common Stock that may be issued under the Officer Plan shall not exceed in the aggregate three hundred fifty thousand (350,000) shares, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of Common Stock, or issued shares of Common Stock which have been reacquired by the Company.  The maximum number of shares of Common Stock that may be issued under the Officer Plan through a qualified stock option is one hundred thousand (100,000).

Types of Awards

The Officer Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options.  No tandem options will be issued under the Officer Plan.  A tandem option would occur if both options were to be granted at the same time and where the exercise of one option affects the right to exercise the other option.

Eligibility for Participation

Only officers of Summit and its subsidiaries may be granted non-qualified stock options under the Officer Plan.  Approximately 25 officers of Summit are eligible to be granted non-qualified stock options under the Officer Plan.

Qualified stock options may be granted to key employees of the Company or its subsidiaries.  For purposes of the Officer Plan, the term employees is defined pursuant to Code Section 3401(c) and the regulations issued thereunder and excludes independent contractors and directors of the Company.  The term key employees means employees of Summit or its subsidiaries who hold the office of vice president or higher.  Approximately 20 key employees of Summit are eligible to be granted qualified stock options under the Officer Plan.

Any participant at the time a qualified stock option is granted cannot own stock having more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary.  This ten percent (10%) stock ownership limit does not apply if, at the time the qualified stock option is granted:

(1)           the qualified stock option price is at least one hundred and ten percent (110%) of the stock's Fair Market Value (as defined below) on the date of grant; and

(2)           the qualified stock option, by its terms, is not exercisable more than five years after the date granted.

Administration

The Officer Plan is administered by a Committee of the Board appointed by the Board, however, the Board reserves the right to administer the Officer Plan in its discretion.  The Committee has discretion, subject to the express provisions of the Officer Plan to:  (i) determine the officers to whom options may be granted; (ii) determine the time or times when options may be granted; (iii) determine the purchase price of the Common Stock covered by each option; (iv) determine the number of shares to be subject to each option; (v) determine when an option may be exercised and whether in whole or in installments as the result of a vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board; (vi) prescribe, amend, or rescind rules and regulations relating to the Officer Plan; (vii) determine any other terms and provisions and any related amendments of the individual Option Agreements, which need not be identical for each participating officer, including such terms and provisions and amendments as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Internal Revenue Code and the regulations thereunder; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Officer Plan.  The Officer Plan provides for indemnification of Committee members as described more fully in the Officer Plan and in addition to any other rights of indemnity otherwise applicable.

Option Agreement

Each Stock Option granted under the Officer Plan will be evidenced by an Option Agreement between the Company and the officer.  These agreements will contain the terms on which the option can be exercised.

Option Price

The option price for purchasing a share of Common Stock will not be less than the Fair Market Value of the Common Stock on the date the option is granted.  In no event will an option be granted under the Officer Plan if the Option per share price is less than the par value of a share of Common Stock.

“Fair Market Value” means (i) if the Common Stock is listed on an established securities exchange, the value per share shall be based on the arithmetic mean of its closing prices reported on such exchange at the close of business for the last five (5) most recent Business Days on which the Common Stock traded prior to the date of grant; provided however, if the Common Stock did not trade for five (5) Business Days during the continuous thirty (30) day period immediately prior to the date of grant, then the Fair Market Value shall be the arithmetic mean of the closing prices reported on such exchange at the close of business for the Business Days on which the common stock traded during said thirty (30) day period or if the Common Stock did not trade during said thirty (30) day period, then the Fair Market Value shall equal the closing price reported on such exchange at the close of business on the last trading day before the date of the grant; (ii) if the Common Stock is not listed on any United States securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer in the United States, the value per share shall be based on the simple average of the closing prices reported on the last five (5) Business Days on which the Common Stock traded prior to the date of grant provided however, if the Common Stock did not trade for five (5) Business Days during a continuous thirty (30) day period immediately prior to the date of grant, then the Fair Market Value shall be the arithmetic mean of the closing prices reported on such exchange at the close of business for the Business Days on which the common stock traded during said thirty (30) day period or if the Common Stock did not trade during said thirty (30) day period, then the Fair Market Value shall equal the closing price reported on such exchange at the close of business on the last trading day before the date of the grant; or (iii) if the Common Stock is not readily tradable on an established securities exchange, the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

The option price can be paid by cash, certified check, or by surrender of previously acquired shares of Common Stock valued at Fair Market Value on the business date the option is exercised.

Stock Holding Period Upon Exercise of Qualified Options

Upon the transfer of stock pursuant to the exercise of a qualified stock option, the participating Officer shall not make a disposition of the share of stock so transferred before the later of the expiration of:  (1) the two (2) year period from the date of grant of the qualified stock option under which the stock was transferred; or (2) the one (1) year period from the date of transfer of the share of stock to the participating Officer.  An impermissible disposition by an Officer will be considered a disqualifying disposition under Code Sections 422 and 421 and the regulations issued thereunder.  This limitation will not apply if during the required holding period an insolvent Officer transfers stock acquired through the exercise of a qualified stock option (i) to a trustee, receiver or other fiduciary, or (ii) for the benefit of creditors, in a bankruptcy or insolvency proceeding, subject to the limitations of Code Section 422.

Restrictions on Issuing Shares

The transfer of a share of Summit Common Stock upon the exercise of an Option will be subject to the condition that if at any time the Company determines that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of such regulatory body, is necessary or desirable to transfer the shares, in any such event, the transfer will not be effective unless the withholding, listing, registration, qualification, consent, or approval has been effected or obtained under conditions acceptable to the Company.

Adjustments

Subject to any applicable federal law limitations and requirements, the Committee will make appropriate adjustment in the number and kind of shares for which options may be granted under the Officer Plan as well as appropriate adjustment to outstanding options under the Officer Plan if the outstanding shares of Summit Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Summit or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock.  Any adjustments to outstanding options will be made to the end that the proportionate interest of the holder of the option will, to the extent practicable, be maintained as before the occurrence of such event and will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the option price per share.  Any adjustments to a qualified stock option will be made so that the option continues to be an incentive stock option within the meaning of Code Section 422.

Officer Plan Effective Date and Expiration

The Officer Plan was effective on May 14, 2009, the date of its approval by the shareholders of Summit.

The Officer Plan will automatically terminate on May 14, 2019, the tenth anniversary of the date of shareholder approval of the Officer Plan.  The term of Stock Options granted before such tenth anniversary may continue beyond that date.

Option Expiration

Each stock option will automatically expire after ten (10) years, unless a shorter expiration term is granted by the Board.  No Stock Option may be exercised by any person after expiration.

Any qualified stock option granted under the Officer Plan must be exercised prior to the expiration of (i) ten (10) years from the date the option is granted or (ii) five (5) years from the date the option is granted to an employee who owns at least ten percent (10%) of the Company.

Option Termination

In the event of a participating officer’s termination of employment by either the participating officer or the Company, other than a termination by reason of retirement, permanent disability, or death, all as more fully described in the Officer Plan, an officer may exercise the stock option until the shorter of (i) the expiration of the stated term of the Option; (ii) in the case of non-qualified stock options for a period of one (1) year from his or her termination date; or (iii) in the case of qualified stock options for a period of ninety (90) days from the date of such termination.

In the event of Retirement, as defined in the Officer Plan, a participating officer will become one hundred percent (100%) vested in any Stock Option he or she has been granted under the Officer Plan.  Such Officer may exercise the Stock Option until the shorter of (i) the expiration of the stated term of the Option; (ii) in the case of non-qualified stock options, for a period of one (1) year from the date of retirement; or (iii) in the case of qualified stock options, for a period of ninety (90) days from the date of retirement.

In the event of permanent disability, as defined in the Officer Plan,  to the extent that the Officer would have been entitled to exercise the Stock Option immediately prior to the disability, such option may be exercised with respect to the number of shares that were vested during the period the Stock Option could have been exercised if the director had not been disabled.  A qualified stock option must be exercised within one (1) year after termination of employment by reason of a permanent disability.

In the event of death, to the extent the Officer would have been entitled to exercise the Stock Option immediately prior to his or her death, such Stock Option may be exercised during the period the option would have been exercisable if the deceased Officer had not died, by the person or persons (including his or her estate)  to whom his or her rights shall have passed by will or by laws of descent and distribution.  In the case of qualified stock options, an Officer must be an employee of the corporation or its subsidiaries (i) at the time of the Officer’s death; or (ii) within three months of the Officer’s death.

Amendment and Termination of the Officer Plan

The Board of Directors may at any time amend or terminate the Officer Plan.  Among other things, the Board may (a) increase the maximum number of shares to which options may be granted, subject to approval by the shareholders and the limitations applicable to issuance of qualified stock options or non-qualified stock options; (b) change the class of employees eligible to be granted non-qualified stock options, subject to shareholder approval; (c) increase the period during which non-qualified options may be granted, subject to the limitations applicable to the issuance of non-qualified stock options; or (d) provide for the administration of the Officer Plan in a manner which may avoid, without the consent of the officer to whom any option theretofore shall have been granted, adversely affecting the rights of such officer under such grant.  Notwithstanding the foregoing, no amendment will be effective if it would cause the Officer Plan to violate Code Sections 409A and 422 and the regulations and guidance thereunder and consequently cause this Plan to be subject to 409A or cause any qualified stock option issued hereunder to be treated as a non-qualified stock option.

Registration of Common Stock

Summit will register the shares issued under the Officer Plan under applicable federal and state securities law, unless an exemption is available.

Initial Option Grants

The Committee will award options to eligible officers of the Company.  The options will be nonassignable and nontransferable.  All options are subject to all terms of the Officer Plan, including but not limited to, those related to employment status, change in corporate structure, restrictions on exercise, and a vesting schedule for options granted.

Resale of Common Stock by Officer Plan Participants

Participants who exercise options and receive Summit Common Stock under the Officer Plan may resell the Common Stock received without restriction if they are not affiliates of Summit.  Those participants who are affiliates will be subject to the resale provisions of Rule 144 under the Securities Act of 1933, as amended.

Participants who exercise qualified stock options and receive Summit Common Stock under the Officer Plan are prohibiting from disposing the shares before the later of the expiration of:

(1)           the two (2) year period from the date of grant of the qualified stock option under which the stock was transferred; or

(2)           the one (1) year period from the date of transfer of the share of stock to the participant.

If a participant does not comply with the above stock holding period any such disposition will be considered a disqualifying disposition pursuant to Code Section 422 and 421 and the regulations issued thereunder.

The holding periods described above are not applicable if during the required holding period an insolvent participant transfers stock acquired through the exercise of a qualified stock option (i) to a trustee, receiver or other fiduciary, or (ii) for the benefit of creditors, in a bankruptcy or insolvency

Change of Control Provisions

If there is a change of control of Summit (as defined in the Officer Plan), all options granted shall become immediately vested and exercisable regardless of the number of years that have passed since the date of grant.  In addition, upon a change of control, all options granted will terminate as of a date to be fixed by the Committee as long as at least ninety (90) days’ written notice of the termination date is given to each participating Officer, in which event, each such Officer will have the right during that period to exercise any of his or her options, except that no extension of the term of an option will be granted.

  Generally, a “Change of Control” occurs if (i) any individual, firm, corporation or other entity (other than the Company or its employee benefit plans) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company files a report or proxy statement with the Securities and Exchange Commission disclosing that a Change of Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; (iii) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation’s securities are owned in the aggregate by holders of the Company’s securities immediately prior to such merger or consolidation; (iv) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or group of affiliated purchasers; or (v) during any period of twenty-four (24) consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company’s board unless the election, or nomination for election by the Company’s shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such twenty-four (24) month period, either actually or by prior operation of this clause (v).  Under the Officer Plan, Change of Control does not include any transaction described in the definition of Change of Control in connection with which the Corporation executes a letter of intent or similar agreement with another company within one year from the effective date of the Officer Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1           Summit Financial Group, Inc. 2009 Officer Stock Option Plan (incorporated by reference to Appendix A to Summit Financial Group, Inc.’s Proxy Statement filed on April 8, 2009).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SUMMIT FINANCIAL GROUP, INC.

Date:  May 19, 2009
                                By:           __________________________
                               Julie R. Cook
                               Vice President &
                               Chief Accounting Officer